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                                                                   EXHIBIT 10.20

                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT entered into as of November 1, 2002 by and between iStar Financial Inc., a Maryland corporation (together with its successors and assigns, the "Company"), and Catherine D. Rice (the "Executive").

                                  WITNESSETH :

     WHEREAS, the Company wishes to offer employment to the Executive, and the Executive desires to accept such offer, on the terms and conditions set forth below;

     NOW, THEREFORE, IT IS AGREED by and between the Company and the Executive (the "Parties") as follows:

     1. EMPLOYMENT PERIOD. The Company agrees to employ the Executive, and the Executive agrees to such employment on the terms and conditions set forth in this Agreement. The term of the Executive's employment under this Agreement shall be deemed to have commenced as of November 6, 2002 (the "Effective Date") and, unless earlier terminated in accordance with Section 5, shall continue through December 31, 2005 (the "Initial Employment Period"); provided, however, that the Effective Date shall not be deemed to have occurred unless and until the parties execute and deliver the agreements contemplated by Section 4 hereof. Upon the expiration of the Initial Employment Period and upon each anniversary thereof, the term of Executive's employment hereunder, if not previously ended, shall automatically be extended for an additional employment period of one year, subject to earlier termination in accordance with Section 5 (collectively, the "Additional Employment Period"), unless either Party shall have given written notice to the other Party of its decision not to extend the Initial Employment Period or to further extend the Additional Employment Period at least 30 days prior to the scheduled expiration of the Initial Employment Period or the Additional Employment Period, as the case may be. (the period during which the Executive is employed hereunder being hereinafter referred to as the "Term").

     2. POSITION AND DUTIES.

          (a) The Executive shall become an employee of the Company as of the Effective Date and shall serve as Chief Financial Officer of the Company beginning on November 16, 2002 and during the remainder of the Term. The Executive shall have the authorities, duties and responsibilities that are customarily assigned to the chief financial officer of a company of the size and nature of the Company, including, but not limited to, raising capital; financial, accounting, treasury and investor relations functions; financial reporting; communicating with external parties (including, but not limited to, shareholders, bondholders and research analysts); and reporting to the Audit Committee. The Executive agrees that upon the termination of her employment as Chief Financial Officer of the Company, she shall promptly execute any documents evidencing such termination that the Company may reasonably request her to execute.

          (b) In her capacity as Chief Financial Officer of the Company, the Executive shall report directly to the President of the Company. In the event the President position is unfilled, the Executive shall report to the Chief Executive Officer of the Company.

          (c) During the Term, Executive shall devote substantially all of her business time and attention to the business and affairs of the Company and shall perform, faithfully and diligently, her duties

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and responsibilities hereunder. It shall not be considered a violation of the foregoing for the Executive to: (i) serve on corporate, industry, civic, social or charitable boards or committees or engage in charitable activities and community affairs, provided that the Chief Executive Officer approves Executive's service on any such corporate or industry boards or committees; or
(ii) manage her own personal investments and affairs; provided that the foregoing activities do not materially interfere with the performance of the Executive's responsibilities hereunder.

          (d) The Executive agrees to discharge her duties and obligations under this Agreement in accordance with such reasonable policies, consistent with the express terms of this Agreement, as the Company may from time to time (either before or after the Effective Date) adopt and communicate to the Executive.

          (e) During the Term, the Executive's principal office, and principal place of employment, shall be at the Company's principal executive offices in Manhattan.

     3. COMPENSATION.

          (a) BASE SALARY. During the Term, Executive shall receive a base salary ("Base Salary") at a rate of $225,000 per annum, subject to annual review for upward (but not downward) adjustment by the Company's Board of Directors (the "Board"), or its Compensation Committee (the "Compensation Committee"), in their sole discretion. The Base Salary shall be paid in accordance with the Company's customary payroll practices for its senior executives.

          (b) ANNUAL BONUS. Executive shall, to the extent provided in this
Section 3(b), be entitled to receive an annual cash incentive award in respect of each fiscal year of the Company that ends during the Term, beginning with the fiscal year ending December 31, 2003. Beginning with the bonus for the fiscal year ending December 31, 2003, the Executive's annual incentive award target for any such year shall be $325,000, subject to annual review for upward or downward adjustment. Such Annual Bonus shall be payable in cash to the Executive on or about January 31 of the year following the last day of the fiscal year to which the bonus relates.

          (c) FRINGE BENEFITS.

                (i) REIMBURSEMENT OF EXPENSES. The Company shall promptly pay or reimburse Executive in accordance with the Company's standard policies as in effect from time to time, upon the presentation of appropriate documentation of such expenses, for all reasonable travel and other expenses incurred by the Executive in the course of performing services for or on behalf of the Company.

                (ii) PARTICIPATION IN BENEFIT PLANS. The Executive shall be entitled to participate, during the Term, in all welfare and retirement benefit plans, programs and arrangements that are generally available to senior executives of the Company, including but not limited to qualified and non-qualified pension and retirement plans, supplemental pension and retirement plans, group hospitalization, health, medical, vision, dental care, death benefit, disability, and post-retirement welfare plans, and other present and future welfare and retirement benefit plans, programs and arrangements, on no less favorable terms than those that apply to other senior executives of the Company generally. For avoidance of doubt, the foregoing shall not be construed as a guaranty of, or as an obligation on the part of the Company to provide, any future awards (including, but not limited to, stock options, restricted stock, phantom shares, or other performance awards) under any Company incentive plan from time to time in effect for its senior executives or other employees.

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                (iii)   VACATION. During the Term, Executive shall be entitled
to four weeks' paid vacation per annum. Executive shall not be entitled to any cash payment in respect of any unused vacation time.

                (iv) OTHER FRINGE BENEFITS AND PERQUISITES. During the Term, the Executive shall be entitled to participate in all fringe benefits and perquisites available to senior executives of the Company generally at levels, and on terms and conditions, that are commensurate with her position and responsibilities at the Company and shall be entitled to receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time to time provide.

                (v) RELOCATION; CORPORATE APARTMENT. The Company shall reimburse the Executive for relocation expenses in accordance with the Company's relocation policy, as in effect from time to time. Reimbursable relocation expenses will include reasonable travel costs between New York City and San Francisco related to the Executive's relocation. Commencing on the Effective Date through December 31, 2002, the Executive shall have use of the Company's corporate apartment in Manhattan. Thereafter, the Executive shall be permitted to use such apartment consistent with Company policies.

     4. EQUITY-BASED COMPENSATION; HIGH PERFORMANCE UNITS. It is acknowledged that, commencing herewith, the Executive is being granted certain equity-based compensation in accordance with and subject to the terms of two award agreements, copies of which are attached hereto as Exhibit A and Exhibit B. In addition, the Executive is purchasing interests in each of the Company's 2003, 2004, 2005 and 2006 High Performance Unit Plans pursuant to a subscription agreement, a copy of which is attached hereto as Exhibit C. The Executive is hereby granted the right to purchase interests representing 12.5% of the total interests in the Company's 2007 High Performance Unit Plan; provided, however, that in the event such 2007 High Performance Unit Plan is required to be approved by the Company's shareholders, and, after submission to the shareholders, the Plan is not approved, then this right shall terminate with no liability on the part of the Company or the Executive. The purchase price for interests in the 2007 High Performance Unit Plan shall be the fair market value for such interests as determined by the Company, subject to review by its independent auditors.

     5. TERMINATION OF EMPLOYMENT.

          (a) DEATH OR DISABILITY. The Executive's employment with the Company shall terminate automatically upon the Executive's death. To the extent permitted by applicable law, the Company shall be entitled to terminate the Executive's employment with the Company in the event of the Executive's Disability. "Disability" shall mean that the Executive shall have been unable, for a period of not less than six consecutive months, to substantially perform her duties for the Company, as a result of physical or mental illness, injury or impairment.

          (b) BY THE COMPANY.

                (i) The Company may terminate the Executive's employment with the Company for Cause or Without Cause. "Cause" shall mean (i) the conviction of the Executive (including a guilty or NOLO CONTENDERE plea) for the commission of any felony; (ii) the Executive's engagement in fraud or embezzlement or intentional misappropriation of the Company's funds or other assets of the Company; (iii) willful engagement by the Executive in significant activities resulting in material and demonstrable harm to the reputation of the Company; (iv) the willful and repeated refusal to perform or substantial disregard of the duties properly assigned to the Executive by the Company (other than as a result of Disability); (v) a material violation by the Executive of any statutory or common law duty of loyalty to the Company; or (vi) a material breach by the Executive of this Agreement or the Company's Code of Conduct. Notwithstanding the foregoing, (i) the Executive shall be given written notice of any

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action or failure to act that is alleged to constitute Cause (a "Default"), and an opportunity for 20 business days from the date of such notice to cure such Default, such period to be subject to extension in the discretion of the CEO or the Board of Directors; and (ii) regardless of whether the Executive is able to cure any Default, the Executive shall not be deemed to have been terminated for Cause without (x) an opportunity for the Executive, together with her counsel, to be heard by the Board of Directors, and (y) following any such hearing by the Board of Directors, delivery to the Executive of a notice of termination stating that the Company has determined that the actions or inactions of the Executive described in the Company's prior notice of Default constitute Cause.

                (ii) A termination of the Executive's employment by the Company "Without Cause" (that is, neither for Cause nor for death, nor Disability, in each case as determined in accordance with this Agreement) shall be effected by the Company giving the Executive prior written notice of the termination, which notice shall specify the Date of Termination (as defined below). A termination of Executive's employment Without Cause by the Company shall not constitute a breach of this Agreement.

          (c) BY THE EXECUTIVE.

                (i) The Executive may terminate her employment hereunder for Good Reason or without Good Reason. "Good Reason" means any of the following that is not cured within 30 calendar days following written notice thereof from the Executive to the Company:

                        (A) failure by the Company to maintain the Executive as CFO of the Company with such duties as are described in Section 2(a);

                        (B) the assignment to the Executive of any duties or responsibilities inconsistent in any respect with those customarily associated with the position to be held by Executive pursuant to this Agreement or any diminution in Executive's position, authority, duties or responsibilities in a manner inconsistent with the terms and provisions of this Agreement;

                        (C) any requirement that the Executive's services hereunder be rendered primarily at a location or locations other than the offices of the Company located in the borough of Manhattan in New York City and in San Francisco, California;

                        (D)  the failure of any successor to all or
                substantially all of the assets or business of the Company to promptly assume in writing all of the obligations of the Company under this Agreement; or

                        (E) any other material breach of this Agreement by the Company.

                (ii) A termination of employment by the Executive (including a termination for Good Reason), other than for death or Disability, in each case determined in accordance with this Agreement, and not by notice of non-extension in accordance with Section 1, shall be effected by her giving the Company prior written notice, no less than 30 days before the Date of Termination, specifying the Date of Termination. Termination of the Executive's employment in accordance with this Section 5(c)(ii) shall not constitute a breach of this Agreement.

          (d) NO WAIVER. The failure to set forth any fact or circumstance shall not constitute a waiver of the right to assert, and shall not preclude the Party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under, or in connection with, this Agreement.

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          (e) DATE OF TERMINATION. "Date of Termination" means the date of the
Executive's death, the date on which the termination of the Executive's employment with the Company by the Company on account of Disability is effected, the date on which the termination of the Executive's employment with the Company by the Company for Cause or Without Cause is effective, the date on which the termination of the Executive's employment for Good Reason is effective, or the date on which the Executive terminates her employment without Good Reason.

     6. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

          (a) DEATH. In the event that the Executive's employment hereunder is terminated by the Executive's death, then:

                (i) the Executive's estate or beneficiaries shall be entitled to receive any Base Salary and other benefits earned and accrued under this Agreement prior to the Date of Termination (and reimbursement under this Agreement for expenses incurred prior to the Date of Termination); and

                (ii) the Executive shall receive such additional rights and benefits as may be provided under the benefit plans and programs of the Company and its affiliates in accordance with the provisions of such plans and programs, if any; and

                (iii) the Executive's estate and beneficiaries shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder, except as may otherwise be provided under the agreements described in Section 4 of this Agreement.

          (b) DISABILITY. In the event that the Executive's employment hereunder is terminated for Disability in accordance with this Agreement, then:

                (i) the Executive or her legal representative, as the case may be, shall be entitled to receive any Base Salary and other benefits earned and accrued under this Agreement prior to the Date of Termination (and reimbursement under this Agreement for expenses incurred prior to the Date of Termination);

                (ii) the Executive shall receive Company-paid, continued medical insurance coverage, as then provided generally to employees of the Company and their eligible dependents, for the Executive and her eligible dependents for a period of one year following the Date of Termination; which coverage shall be included as part of any required COBRA coverage; provided, however, that the COBRA coverage shall terminate with respect to the Executive and her eligible dependents as of the earliest date allowed by law;

                (iii) the Executive shall receive such additional rights and benefits as may be provided under the benefit plans and programs of the Company and its affiliates in accordance with the provisions of such plans and programs, if any; and

                (iv) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder, except as may otherwise be provided under the agreements described in Section 4 of this Agreement.

          (c) WITHOUT CAUSE BY THE COMPANY OR FOR GOOD REASON BY THE EXECUTIVE. In the event that the Executive's employment hereunder is terminated Without Cause by the Company or for Good Reason by the Executive, in each case in accordance with this Agreement, then:

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                (i)     the Executive shall be entitled to receive any Base
Salary and other benefits earned and accrued under this Agreement prior to the Date of Termination (and reimbursement under this Agreement for expenses incurred prior to the Date of Termination);

                (ii) the Executive shall continue to receive Base Salary at the then-current rate for 12 months, payable at such times as the Base Salary would otherwise be payable without regard to such termination;

                (iii) the Executive shall receive Company-paid, continued medical insurance coverage, as then provided generally to employees of the Company and their eligible dependents, for the Executive and her eligible dependents for a period of one year following the Date of Termination; which coverage shall be included as part of any required COBRA coverage; provided, however, that the COBRA coverage shall terminate with respect to the Executive and her eligible dependents as of the earliest date allowed by law;

                (iv) the Executive shall receive such additional rights and benefits as may be provided under the benefit plans and programs of the Company and its affiliates in accordance with the provisions of such plans and programs, if any; and

                (v) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder, except as may otherwise be provided under the agreements described in Section 4 of this Agreement.

          (d) FOR CAUSE BY THE COMPANY, OR BY THE EXECUTIVE WITHOUT GOOD REASON; BY EXPIRATION OF THE TERM. In the event that the Executive's employment hereunder is terminated (i) by the Company for Cause in accordance with this Agreement, (ii) by the Executive without Good Reason, or (iii) upon the scheduled expiration of the Initial Employment Period or any Additional Employment Period in accordance with Section 1, then Executive shall be entitled solely to the following benefits:

                (i) the Executive shall be entitled to receive any Base Salary and other benefits earned and accrued under this Agreement prior to the Date of Termination (and reimbursement under this Agreement for expenses incurred prior to the Date of Termination), and

                (ii) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.

          (e) GENERAL RELEASE. The Company's obligation to make any payment pursuant to Section 6(c)(ii) shall be contingent upon, and is the consideration for, the Executive executing and delivering to the Company, a general release (the "Release"), in customary form, releasing the Company, its affiliates and all current and former members, officers and employees of the Company (the "Releasees") from any claims relating to her employment hereunder, other than claims relating to continuing obligations under, or preserved by, (x) this Agreement or (y) any compensation or benefit plan, program or arrangement in which the Executive was participating as of the Date of Termination, and no such amounts shall be provided until the Executive executes and delivers to the Company a letter which provides that the Executive had not revoked such Release after seven days following the date of the Release; subject to no Releasee initiating or maintaining any proceeding or claim against the Executive or any of her heirs, beneficiaries or legal representatives or against her estate, other than proceedings and claims relating solely to enforcing the Executive's continuing obligations under this Agreement or any of the agreements, plans, programs and arrangements referred to in clause (y) of this Section Section 6(e).

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          (f) NO OFFSET, ETC.. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company or any Releasee may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amount payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced, regardless of whether the Executive obtains other employment or receives benefits or compensation in connection therewith. Amounts due under this Section 6 are considered to be reasonable by the Company and are not in the nature of a penalty. The payments and benefits provided for in this
Section 6 are intended to constitute both liquidated damages and, in the case of the payment described in Section 6(c)(ii), consideration for the general release described in Section 6(e).

     7. WITHHOLDING. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all Federal, state, local and foreign taxes that it determines are required to be withheld by applicable law or regulation.

     8. CONFIDENTIAL INFORMATION.

          (a) The Executive shall hold all secret or confidential information, knowledge or data relating to the Company or any of its affiliates and their respective businesses that the Executive obtains during her employment hereunder and that is not public knowledge (other than as a result of the Executive's violation of this Section 8) ("Confidential Information") in strict confidence. The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except (i) in the course of performing her duties for the Company or its affiliates, (ii) in confidence to any attorney, accountant or other professional for the purpose of securing professional advice, (iii) to the extent reasonably necessary to enforce her rights, (iv) with the prior written consent of the Company or (v) as otherwise required by law, regulation or legal process. If the Executive is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any Confidential Information, the Executive shall provide the Company, as promptly as the circumstances reasonably permit, with notice of such request or requirement and, unless a protective order or other appropriate relief is previously obtained, the Confidential Information subject to such request may be disclosed pursuant to and in accordance with the terms of such request or requirement, provided that the Executive shall use her best reasonable efforts, at the Company's reasonable request and sole expense, to limit any such disclosure to the precise terms of such request or requirement.

          (b) All memoranda, notes, lists, records, property and any other tangible product and documents (and all copies thereof), whether visually perceptible, machine-readable or otherwise, made, produced or compiled by the Executive or made available to the Executive concerning the business of the Company or its affiliates, (i) shall at all times be the property of the Company (and, as applicable, any affiliates) and shall be delivered to the Company at any time upon its request, and (ii) upon the Executive's termination of employment, shall be immediately returned to the Company.

     9. NON-COMPETITION/NON-SOLICITATION. The Executive acknowledges that the services to be rendered by her to the Company (which, as used in this Section 9, shall be deemed to include the Company and each of its Subsidiaries) are of a special and unique character. In consideration of her employment hereunder, the Executive agrees, for the benefit of the Company, that she will not (other than in connection with performing her duties for the Company or its affiliates):

          (a) during the Term and, if the Executive's employment hereunder is terminated (x) by the Company for any reason other than a termination Without Cause or (y) by the Executive other than for

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Good Reason, for 12 months thereafter: (i) engage, directly or indirectly, whether as principal, agent, representative, consultant, employee, partner, stockholder, limited partner or other investor (other than an investment of not more than (x) 5% of the stock or equity of any corporation the capital stock of which is publicly traded or (y) 5% of the ownership interest of any limited partnership or other entity) or otherwise, within the United States of America, in any business that competes directly or materially with the business conducted by the Company as of the Date of Termination or (ii) solicit or entice, or attempt to solicit or entice, away from the Company, either for her own account or for any individual, firm or corporation, any person known by her to have been, at any time during the 12 months prior to such solicitation, enticement or attempt, a borrower from, a lender to, or a direct and material participant in a substantial financial transaction with, the Company, or to have been actively solicited by the Company to become a borrower from, a lender to, or a direct and material participant in a substantial financial transaction with, the Company; or

          (b) during the Term and for 12 months thereafter: (i) solicit or entice, or attempt to solicit or entice, away from the Company any individual who is known by the Executive to then be an officer or employee of the Company either for her own account or for any individual, firm or corporation, whether or not such individual would commit a breach of a contract of employment by reason of leaving the service of the Company or (ii) employ, directly or indirectly, any person who has been, during the 12 months prior to employment by the Executive, an officer, employee or sales representative of the Company.

          (c) The Executive understands that the provisions of this Section 9 may limit her ability to earn a livelihood in a business similar to the business of the Company but nevertheless agrees and hereby acknowledges that (A) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company, (B) such provisions contain reasonable limitations as to time and scope of activity to be restrained, (C) such provisions are not harmful to the general public, (D) such provisions are not unduly burdensome to the Executive, and (E) the consideration provided hereunder is sufficient to compensate the Executive for the restrictions contained in such provisions. In consideration thereof and in light of the Executive's education, skills and abilities, the Executive agrees that the Executive will not assert in any forum that such provisions prevent the Executive from earning a living or otherwise are void or unenforceable or should be held void or unenforceable.

          (d) Notwithstanding anything herein to the contrary, the Executive shall not be restricted from engaging in a non-competing business pursuant to
Section 9(a) even if another division, subsidiary or affiliate of that enterprise does compete with the Company, so long as she does not perform any services for such division, subsidiary or affiliate.

     10. RIGHTS AND REMEDIES UPON BREACH OF SECTION 8 OR 9.

          (a) The Executive acknowledges and agrees that any breach by her of any of the provisions of Sections 8 or 9 (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Executive breaches, or threatens to commit a breach of, any of the provisions of Section 8 or Section 9, the Company and its affiliates shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates under law or in equity (including, without limitation, the recovery of damages);

                (i) The right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity

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jurisdiction, including, without limitation, the right to an entry against the
Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

                (ii) The right and remedy to require the Executive to account for and pay over to the Company and its affiliates all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by her as the result of any transactions constituting a breach of the Restrictive Covenants, and the Executive shall account for and pay over such Benefits to the Company and, if applicable, its affected affiliates.

          (b) The Executive agrees that in any action seeking specific performance or other equitable relief, she will not assert or contend that any of the provisions of Sections 8 or 9 are unreasonable or otherwise unenforceable. The existence of any claim or cause of action by the Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.

     11. ARBITRATION. Any claim or dispute arising out of or relating to this Agreement (other than a controversy or claim arising under Section 8 or Section 9, to the extent necessary for the Company (or its affiliates, where applicable) to avail itself of the rights and remedies referred to in Section 10), any other agreement between the Executive and the Company or any of its affiliates, the Executive's employment with the Company or the termination thereof (collectively, "Covered Claims") shall be resolved by binding arbitration, to be held in the Borough of Manhattan, in accordance with the Commercial Arbitration Rules (and not the National Rules for the Resolution of Employment Disputes) of the American Arbitration Association and this Section 11. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     12. SUCCESSORS; BENEFICIARIES.

          (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive; provided, however, that any of the Executive's rights to compensation hereunder may be transferred by will or by the laws of descent and distribution or as provided in Section 12(d).

          (b) This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors, heirs (in the case of the Executive) and assigns.

          (c) No rights of the Company under this Agreement may be assigned or transferred by the Company, other than to a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company that promptly and expressly agrees to assume and perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, the term "Board" shall include both the "Board" as defined in the first sentence of Section 2(b) and the board of directors, board of trustees, or analogous governing person or body of any successor to all or substantially all of the business or assets of the Company.

          (d) The Executive shall be entitled, to the extent permitted under any applicable law, any applicable plans, programs and arrangements of the Company, to select and change the beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of her incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to her beneficiary, estate or other legal representative.

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          (e) Except to the extent otherwise provided in Sections 12(a) and
12(d), the rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subjected to attachment, garnishment, levy, execution or other legal or equitable process. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge such rights or benefits, except as required by law or court order or as provided in Sections 12(a) and 12(d), shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy unless and until paid, or due to be paid, to the Executive.

     13. REPRESENTATIONS. The Executive represents to the Company that she is not subject or a party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding which might prohibit her from executing this Agreement or limit her ability to fulfill her responsibilities hereunder.

     14. INDEMNIFICATION OF EXECUTIVE. To the extent permitted under applicable law, the Company agrees that if the Executive is made a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that she is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another Company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation or bylaws or, if greater, by the laws of the State of Maryland, against all costs, expenses, liabilities and losses (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith (including, without limitation, investigating, preparing for and defending any such Proceeding), and such indemnification shall continue as to the Executive even if she has ceased to be a director, officer, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. To the extent permitted by law, the Company shall advance to the Executive all reasonable costs and expenses incurred by her in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that she is not entitled to be indemnified against such costs and expenses. Without in any way limiting the foregoing or the scope or generality thereof, to the extent permitted by law, the Company agrees to indemnify and hold harmless the Executive to the fullest extent permitted or authorized by the Company's certificate of incorporation or bylaws or, if greater, by the laws of the State of Maryland, against all costs, expenses, liabilities and losses reasonably incurred or suffered by the Executive by reason of, arising from or relating to any written statement of the Executive that (1) is required to be, and is, filed with the Securities and Exchange Commission regarding the accuracy of reports or statements filed by the Company with such Commission pursuant to Federal securities laws or (2) is made to another officer or executive of the Company to support such a required filed statement of such other officer or executive, PROVIDED that, in making (and, if applicable, filing) such written statement, the Executive acted in good faith and in a manner the Executive reasonably believed to be in and not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the Executive's conduct was unlawful. The indemnification provided for in this Section shall not extend to any claims or disputes arising between the Executive and the Company under, pursuant to, or with respect to, this Agreement or the agreements referred to in Section 4.

     15. MISCELLANEOUS.

          (a) This Agreement shall be governed, construed, performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of New York, without reference to principles of conflict of laws. No provision of this Agreement may be amended or modified except by a written agreement that is executed by the Parties or their respective successors and legal representatives and that expressly refers to the provision(s) of this Agreement that are being amended or modified. In the event of any inconsistency between any provision of this Agreement and any provision of any plan, employee handbook, personnel manual, program, policy, arrangement or agreement of the Company or any of its affiliates, the provisions of this Agreement shall control unless the Executive otherwise agrees in a writing that expressly refers to the provision of this Agreement whose control she is waiving.

          (b) All notices, requests, consents and other communications under this Agreement shall be in writing and shall be given (i) by hand delivery or
(ii) by registered or certified mail, return receipt requested, postage prepaid, addressed as follows or (iii) by nationally recognized overnight courier, addressed as follows:

          IF TO EXECUTIVE:

          Catherine D. Rice
          c/o iStar Financial Inc.
          1114 Avenue of the Americas, 27th Floor
          New York, NY 10036

          with a copy to the Executive at the address of her primary residence as it then appears in the records of the Company and a copy to:

          Gibson, Dunn & Crutcher LLP
          200 Park Avenue
          New York, NY  10166-0193
          Attn: Charles F. Feldman, Esq.

          IF TO THE COMPANY:

          iStar Financial Inc.
          1114 Avenue of the Americas, 27th Floor
          New York, NY 10036
          Attn: General Counsel

          with copy each to:

          iStar Financial Inc.
          1114 Avenue of the Americas, 27th Floor
          New York, NY  10036
          Attn: Chairman, Compensation Committee of the Board of Directors and

          Clifford Chance US LLP
          200 Park Avenue
          New York, NY 10166-0513
          Attn: Kathleen L. Werner, Esq.

or to such other address or addresses as either Party furnishes to the other in writing in accordance with this Section 15(b). Notices and other communications shall be effective when actually received by the addressee.

          (c) If any provision of this Agreement, including but not limited to
Section 8, 9 or 10 or the application of any such provision to any person or circumstances shall be determined by any court or arbitrator of competent jurisdiction to be invalid or unenforceable to any extent, then (i) the remainder of this Agreement, and the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law and (ii) such court or arbitrator shall have the power, and is hereby directed, to reduce the scope, duration or area of the provision, to delete specific words or phrases and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision, and this Agreement shall be enforced as so modified.

          (d) Anything contained in this Agreement to the contrary notwithstanding, the provisions of Sections 7 through 11, and the other provisions of this Agreement to the extent necessary to effectuate the survival of Sections 7 through 11, shall survive termination of this Agreement and any termination of the Executive's employment hereunder.

          (e) The Company agrees to reimburse the Executive for legal fees incurred by her in connection with the negotiation and execution of this Agreement, up to a maximum amount of $10,000.00.

          (f) The captions and headings in this Agreement are not part of the provisions hereof and shall have no force or effect.

          (g) No waiver by any person or entity of any breath of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by (or on behalf of) the waiving person or entity and must specifically refer to the condition(s) or provision(s) of this Agreement being waived.

          (h) The Parties acknowledge that this Agreement supersedes any other agreement between them concerning the specific subject matter hereof.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

     This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute one and the same instrument. Signatures delivered by facsimile shall be valid and binding for all purposes.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

                                          CATHERINE D. RICE

                                            /s/ Catherine D. Rice
                                          -----------------------------
                                                 Catherine D. Rice


                                          iSTAR FINANCIAL INC.

                                          By:   /s/ Jay S. Sugarman
                                              -------------------------
                                              Name: Jay S. Sugarman
                                              Title: Chairman and CEO

                                                                       EXHIBIT A


                           STOCK UNIT AWARD AGREEMENT

       THIS AGREEMENT, entered into as of November 6, 2002, by and between Catherine D. Rice (the "EXECUTIVE"), and iStar Financial Inc. (together with its successors and assigns, the "COMPANY").

                                   WITNESSETH:

       WHEREAS, the Executive is a key employee of the Company; and

       WHEREAS, the Company desires to grant Stock Units to the Executive subject to the terms and conditions set forth below.

       NOW, THEREFORE, IT IS AGREED by and between the Company and the Executive as follows:

1.     AWARD.

         Subject to the terms of this Agreement, the Executive is hereby awarded 100,000 Stock Units.

2.     DEFINITIONS.

       For purposes of this Agreement, the following definitions shall apply, in addition to definitions set forth elsewhere herein:

       (a) "AWARD" shall mean this grant of Stock Units to the Executive.

       (b) "BASE PRICE" shall mean the closing price of a Share as reported on the New York Stock Exchange on January 2, 2003.

       (c) "BOARD" shall mean the Board of Directors of the Company.

       (d) "BUSINESS DAY" shall mean any day on which banks in New York city are open for business.

       (e) "CAUSE" or "WITHOUT CAUSE" shall mean "Cause" or "Without Cause" as defined in, and determined in accordance with, the Employment Agreement.

       (f) "CHANGE OF CONTROL" shall have the meaning ascribed to such term under the Long-Term Incentive Plan.

       (g) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

       (h) "COMMITTEE" shall mean the Committee designated by the Board, if any is so designated (the Board being under no obligation to establish or maintain such a committee) consisting of two or more members of the Board, each of whom shall be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, and (ii) at the election of the Board, an "outside director" within the meaning of Section 162(m) of the Code.

       (i) "COMMON STOCK" shall mean the common stock, par value $0.001 of the Company.

       (j) "DETERMINATION DATE" shall mean the earliest to occur of (i) January 31, 2004, (ii) the first date on which the Executive's employment with the Company terminates by reason of death or Disability, or (iii) the date of the occurrence of a Change of Control.

       (k) "DISABILITY" shall mean "Disability" as defined in, and determined in accordance with, the Employment Agreement.

       (l) "EMPLOYMENT AGREEMENT" shall mean the Employment Agreement made as of November 1, 2002 between the Company and the Executive, as from time to time amended in accordance with its terms, or any successor to such Employment Agreement then in effect (or, if none is in effect at a point in time, such Employment Agreement or successor as last in effect).

       (m) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

       (n) "FAIR MARKET VALUE" per Stock Unit shall mean the closing price of a Share as reported on the New York Stock Exchange on the first trading day immediately preceding the date as of which such value is being determined; provided, however, that if the Fair Market Value of a Share for any date cannot be determined as above provided, Fair Market Value of a Share shall be determined by the Administrator by whatever means or method as to which the Administrator, in the good faith exercise of its discretion, shall at such time deem appropriate.

       (o) "LONG-TERM INCENTIVE PLAN" shall mean the iStar Financial Inc. 1996 Long-Term Incentive Plan (amended and restated as of March 13, 1998) or any successor plan thereto, as may be in effect from time to time.

       (p) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

       (q) "SHARE" shall mean a share of Common Stock.

       (r) "STOCK UNIT" shall mean a right, granted pursuant to this Agreement, of the Executive to receipt of one Share (or cash in lieu thereof pursuant to Section 5).

       (s) "TRR" shall mean, as of the Determination Date, the quotient of (i) the sum of (A) the total amount of dividends per Share declared and paid from the date of this Agreement through the Determination Date and (B) the net gain or loss per Share between the Base Price and the average of the closing prices of a Share as reported on the New York Stock Exchange for the 20 trading days immediately preceding and including the Determination Date, divided by (ii) the Base Price.

3.     VESTING.

       (a) In determining the number of Stock Units which vest as of a Determination Date pursuant to this Agreement, the following schedule shall apply:

                  TRR                        NUMBER OF SHARE UNITS VESTING
                  ---                        -----------------------------

               0.00%-9.99%                                   0

        Between 10.00%, and 20.00%                0-100,000 using straight
                                                      line interpolation

             20.00% or more                               100,000

       (b) On the Determination Date, that number of Stock Units determined by reference to the TRR calculation described in Section 3(a) shall become vested and the remaining Stock Units shall be forfeited.

4.     DIVIDEND EQUIVALENT.

       No dividends or any equivalent thereof shall be provided to the Executive with respect to any unvested Stock Units.

5.     SETTLEMENT OF UNITS.

       (a) Each outstanding Stock Unit shall be settled as soon as practicable, and in any event within five Business Days, after the Determination Date by the transfer to the Executive of one Share or, at the option of the Company, cash in lieu thereof; provided, however, that, Stock Units must be settled in cash if the Shares to be delivered in settlement of Stock Units are not registered under the Securities Act or listed on the principal U.S. securities exchange on which the Shares are then listed. If the Company elects to deliver cash in settlement of Stock Units, the amount of cash per Stock Unit to be delivered to the Executive shall be equal to the average of the closing prices of a Share as reported on the New York Stock Exchange (or other principal stock exchange on which the Shares are then traded) for the 20 trading days ending on and including the Determination Date. Upon any settlement of Stock Units in Shares, the Company shall deliver or cause to be delivered one or more certificates representing the applicable number of Shares.

       (b) Upon any termination of employment, any Stock Units that have not previously vested and do not thereupon vest as provided herein shall automatically, and with no further action, cease to be outstanding and be forfeited.

6.     TAX WITHHOLDING.

       (a) The Company shall have the right to require, prior to the delivery of any Shares or the payment of any cash pursuant to this Award, payment by the Executive of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. The Administrator may provide that the Executive may satisfy any such obligation by any of the following means: (i) a cash payment to the Company; (ii) withholding of whole Shares from the Shares otherwise to be distributed upon settlement and having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with this award, equal to the amount necessary to satisfy any such obligation; or (iii) any combination of (i) and (ii); provided, however, that the Administrator shall have sole discretion to disapprove of an election pursuant to any of the foregoing clauses (ii) and (iii). Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Executive.

       (b) Notwithstanding anything contained in this Agreement to the contrary, the Executive's satisfaction of any tax-withholding requirements imposed by the Administrator shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Shares to the Executive.

7.     TRANSFERABILITY.

       This Award is not transferable except as designated by the Executive by will or by the laws of descent and distribution or, subject to such procedures as the Administrator may establish, to or for the benefit of members of the Executive's family. Except to the extent permitted by the Administrator in the case of transfers to or for the benefit of members of the Executive's family, during the Executive's lifetime this award shall be settled only by the Executive or the Executive's legal representative. Except as permitted by the foregoing, this Award may not be sold transferred, assigned, pledged, hypothecated, voluntarily encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any sale, transfer, assignment, pledge, hypothecation, voluntary encumbrance or other disposition of this Award not permitted by the foregoing shall be wholly null and void.

8.     REPRESENTATIONS.

       The Shares, when and if issued, will be registered under the Securities Act and any applicable state securities laws, pursuant to an effective registration statement on Form S-8 (or any successor form). The Executive hereby represents and covenants that any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws.

9.     ADJUSTMENT OF STOCK UNITS.

       In the event of any change in the outstanding Shares by reason of any stock dividend, split, spin-off, recapitalization or other similar change, the terms and the number of any outstanding Stock Units shall be equitably adjusted by the Administrator in its discretion to the extent the Administrator determines that such adjustment is necessary to preserve the benefit of this Award for the Executive and the Company. In the event of any adjustment pursuant to this Section 9, the Administrator shall promptly deliver to the Executive a notice (i) setting forth in reasonable detail (A) the transactions and/or events that lead to the adjustment and (B) the method by which the adjustment was calculated or otherwise determined and (ii) specifying the adjustment made.

10.    ADMINISTRATION.

       This Award shall be administered by the Board or, if so determined by the Board, the Committee (the Board or Committee, as applicable, the "Administrator"). Notwithstanding the foregoing, except as otherwise determined by the Board, for any period during which the Company's Long-Term Incentive Plan is in effect, the Administrator hereunder shall be the "Administrator" under such plan (the "LTIP Administrator"), and the rules applicable to the LTIP Administrator's internal procedures shall apply.

11.    AWARD CONFERS NO RIGHTS AS SHAREHOLDER.

       The Executive shall not be entitled to any privileges of ownership with respect to Shares subject to this Award unless and until such Shares are delivered upon a settlement of a Stock Unit and the Executive becomes a shareholder of record with respect to such delivered Shares; and the Executive shall not be considered a shareholder of the Company with respect to any such Shares not so purchased and delivered.

12.    NO RIGHTS TO CONTINUED EMPLOYMENT.

       In no event shall the granting of this Award or its acceptance by the Executive give or be deemed to give the Executive any rights to continued employment by the Company or any affiliate of the Company.

13.    DISPUTE RESOLUTION.

       Any controversy, dispute or claim arising out of or related to this Agreement shall be resolved by binding arbitration in accordance with the dispute resolution provisions of the Employment Agreement, after proceeding in accordance with any claims procedures adopted for purposes hereof.

14.    WAIVER OF RESPONSIBILITY.

       The Executive understands that the Company has assumed no responsibility for advising the Executive as to the tax consequences to the Executive of the grant of this Award. The Executive should consult with her individual tax advisor concerning the applicability of Federal, state and local tax laws to this Award and to her personal tax circumstances.

15.    NOTICES AND OTHER MISCELLANEOUS PROVISIONS.

       (a) CERTAIN PROCEDURAL TERMS. The provisions of Section 14(a) through 14(d) of the Employment Agreement as in effect when this Agreement is executed shall apply to this Agreement as if fully set forth herein, to the extent not inconsistent herewith, with references to the "Executive" being deemed to be references to the Executive and with references to the "Parties" being deemed to be references to the Executive and the Company.

       (b) DESIGNATION OF BENEFICIARY. If permitted by the Company, the Executive may file with the Administrator a written designation of one or more persons as such Executive's beneficiary or beneficiaries (both primary and contingent) in the event of the Executive's death.

16.    COUNTERPARTS.

       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered by facsimile shall be valid and binding for all purposes.


                     [Rest of Page Intentionally Left Blank]

       IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement, as of the date first above written.

                                      CATHERINE D. RICE



                                      -----------------------------------------



                                      ISTAR FINANCIAL INC.



                                      By:
                                          -------------------------------------

                                                                       EXHIBIT B

                           STOCK UNIT AWARD AGREEMENT

       THIS AGREEMENT, entered into as of November 6, 2002, by and between Catherine D. Rice (the "EXECUTIVE"), and iStar Financial Inc. (together with its successors and assigns, the "COMPANY").

                                   WITNESSETH:

       WHEREAS, the Executive is a key employee of the Company; and

       WHEREAS, the Company desires to grant Stock Units to the Executive subject to the terms and conditions set forth below.

       NOW, THEREFORE, IT IS AGREED by and between the Company and the Executive as follows:

1.     AWARD.

       Subject to the terms of this Agreement, the Executive is hereby awarded 108,980 Stock Units.

2.     DEFINITIONS.

       For purposes of this Agreement, the following definitions shall apply, in addition to definitions set forth elsewhere herein:

       (a) "AWARD" shall mean this grant of Stock Units to the Executive.

       (b) "BOARD" shall mean the Board of Directors of the Company.

       (c) "BUSINESS DAY" shall mean any day on which banks in New York City are open for business.

       (d) "CAUSE" or "WITHOUT CAUSE" shall mean "Cause" or "Without Cause" as defined in, and determined in accordance with, the Employment Agreement.

       (e) "CHANGE OF CONTROL" shall have the meaning ascribed to such term under the Long-Term Incentive Plan.

       (f) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

       (g) "COMMITTEE" shall mean the Committee designated by the Board, if any is so designated (the Board being under no obligation to establish or maintain such a committee) consisting of two or more members of the Board, each of whom shall be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, and (ii) at the election of the Board, an "outside director" within the meaning of Section 162(m) of the Code.

       (h) "COMMON STOCK" shall mean the common stock, par value $0.001 of the Company.

       (i) "DISABILITY" shall mean "Disability" as defined in, and determined in accordance with, the Employment Agreement.

       (j) "EMPLOYMENT AGREEMENT" shall mean the Employment Agreement made as of November 1, 2002 between the Company and the Executive, as from time to time amended in accordance with its terms, or any successor to such Employment Agreement then in effect (or, if none is in effect at a point in time, such Employment Agreement or successor as last in effect).

       (k) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

       (l) "FAIR MARKET VALUE" per Stock Unit shall mean the closing price of a Share as reported on the New York Stock Exchange on the first trading day immediately preceding the date as of which such value is being determined; provided, however, that if the Fair Market Value of a Share for any date cannot be determined as above provided, Fair Market Value of a Share shall be determined by the Administrator by whatever means or method as to which the Administrator, in the good faith exercise of its discretion, shall at such time deem appropriate.

       (m) "GOOD REASON" shall mean "Good Reason" as defined in, and determined in accordance with, the Employment Agreement.

       (n) "LONG-TERM INCENTIVE PLAN" shall mean the iStar Financial Inc. 1996 Long-Term Incentive Plan (amended and restated as of March 13, 1998) or any successor plan thereto, as may be in effect from time to time.

       (o) "STOCK UNIT" shall mean a right, granted pursuant to this Agreement, of the Executive to receipt of one Share (or cash in lieu thereof pursuant to Section 5).

       (p) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.).

       (q) "SHARE" shall mean a share of Common Stock.

3.     VESTING.

       Subject to the provisions hereof, the Stock Units shall become vested on December 31, 2005 if the Executive's employment with the Company has not terminated before such date; provided, however, that this Award shall vest prior to such date (i) if the Executive's employment with the Company terminates by reason of death or Disability, (ii) upon the occurrence of a Change of Control,
(iii) if the Company terminates the Executive's employment with the Company Without Cause or (iv) if the Executive terminates her employment with the Company for Good Reason.

4.     DIVIDEND EQUIVALENT; VOTING.

       (a) The Executive shall not be entitled to receive any cash payment, in the nature of common stock dividend equivalents or otherwise, until the earlier of (i) the first date on which the Company determines that there is sufficient availability under the Long-Term Incentive Plan, in terms of the number of Shares reserved for awards under the Long-Term Incentive Plan, to permit the issuance of the same number of Shares as Stock Units then outstanding, and (ii) May 31, 2003. From and after the date contemplated by the prior sentence, the Company shall make an aggregate payment to the Executive in an amount equal to the aggregate amount of ordinary cash dividends paid in respect of a number of Shares equal to the number of Stock Units (or Shares issued in respect of the Stock Units pursuant to Section 5), then held by the Executive. Such payments shall take the form of either actual dividends (if Shares have been issued in respect of Stock Units) or cash dividend equivalents. Such payments shall be made on the same dates on which the related ordinary cash dividends are paid on Shares.

       (b) Any Shares issued to Executive in respect of Stock Units (or Shares) shall carry full voting rights (i.e., one vote per Share) which shall be exercisable from and after the date that such Shares are issued.

5.     ISSUANCE OF SHARES; CASH SETTLEMENT.

       (a) Within five Business Days after the Company determines that there is sufficient availability under the Long-Term Incentive Plan to permit the issuance of the same number of Shares as Stock Units then outstanding, the Company will deliver to the Executive one or more certificates representing such Shares.

       (b) If, as of the date on which the Stock Units (or Shares if they have been issued in respect thereof) vest, the Company has not delivered certificates representing such vested Shares to the Executive in accordance with paragraph
(a), then the Executive shall be entitled to received a cash payment from the Company, in lieu of such vested Shares, in an amount equal to the product of (1) the number of Stock Units (or Shares) that have become vested multiplied by (2) the average of the closing prices of a Share as reported on the New York Stock Exchange (or other principal exchange on which the Shares are then trading) for the 20 trading days ending on and including the vesting date. Any such cash payment will be made no later than five Business Days after the date on which such Stock Units (or Shares) become vested.

       (c) Upon any termination of employment, any Stock Units (or Shares) that have not previously vested and do not thereupon vest as provided herein shall automatically, and with no further action, cease to be outstanding and be forfeited.

6.     ADDITIONAL PAYMENTS BY THE COMPANY.

       (a) If it is determined (as hereafter provided) that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or the lapse or termination of any restriction on the Stock Units and Shares which are the subject of this Agreement, (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then Executive will be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

       (b) All determinations required to be made under this Section, including whether an Excise Tax is payable by Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, will be made by a nationally recognized firm of certified public accountants (the "Accounting Firm") selected by the mutual consent of Executive and the Company; provided that if Executive and the Company cannot agree on the identity of the Accounting Firm, then the Accounting Firm shall be PricewaterhouseCoopers unless that firm is unwilling or unable to provide such services, in which case the Accounting Firm may be selected by the Company. The Company will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and Executive within 30 calendar days after the date of the Change of Control. If the Accounting Firm determines that any Excise Tax is payable by Executive, the Company will pay the required Gross-Up Payment to Executive no later than five calendar days prior to the date such Excise Tax is paid by the Executive or by withholding, or due to be paid. If the Accounting Firm determines that no Excise Tax is payable by Executive, it will, at the same time as it makes such determination, furnish Executive with an opinion that she has substantial authority not to report any Excise Tax on her federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 6(f) hereof and Executive thereafter is required to make a payment of any Excise Tax, Executive shall so notify the Company, which will direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and Executive as promptly as possible. Any such Underpayment will be promptly paid by the Company to, or for the benefit of, Executive within five business days after receipt of such determination and calculations.

       (c) The Company and Executive will each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section 6(b) hereof.

       (d) The federal, state and local income or other tax returns filed by Executive will be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by Executive. Executive will make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of her federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, Executive will within five business days pay to the Company the amount of such reduction.

       (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Sections 6(b) and (d) hereof will be borne by the Company. If such fees and expenses are initially advanced by Executive, the Company will reimburse Executive the full amount of such fees and expenses within five business days after receipt from Executive of a statement therefor and reasonable evidence of her payment thereof.

       (f) Executive will notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification will be given as promptly as practicable but no later than ten (10) business days after Executive actually receives notice of such claim and Executive will further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by Executive). Executive will not pay such claim prior to the earlier of (x) the expiration of the 30-calendar-day period following the date on which she gives such notice to the Company and (y) the date that any payment or amount with respect to such claim is due. If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive will:

              (A) provide the Company with any written records or documents in her possession relating to such claim reasonably requested by the Company;

              (B) take such action in connection with contesting such claim as the Company will reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

              (C) cooperate with the Company in good faith in order effectively to contest such claim; and

              (D) permit the Company to participate in any proceedings relating to such claim; PROVIDED, HOWEVER, that the Company will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed in connection with such claim and payment of costs and expenses. Without limiting the foregoing provisions of this Section 6(f), the Company may control all proceedings taken in connection with the contest of any claim contemplated by this Section 6(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided that Executive may participate therein at her own cost and expense) and may, at its option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company will determine; provided, however, that if the Company directs Executive to pay the tax claimed and sue for a refund, the Company will advance the amount of such payment to Executive on an interest-free basis and will indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance; and PROVIDED FURTHER, HOWEVER, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which the contested amount is claimed to bc due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim will be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

       (g) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 6(f) hereof, Executive receives any refund with respect to such claim, Executive will (subject to the Company's complying with the requirements of Section 6(f) hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 6(f) hereof, a determination is made that Executive will not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid pursuant to this Section 6. If, after the receipt by Executive of a Gross-Up Payment but before the payment by Executive of the Excise Tax, it is determined by the Accounting Firm that the Excise Tax payable by Executive is less than the amount originally computed by the Accounting Firm and consequently that the amount of the Gross-Up Payment is larger than that required by this Section 6, Executive shall promptly refund to the Company the amount by which the Gross-Up Payment initially made to Executive exceeds the Gross-Up Payment required under this Section 6.

7.     TAX WITHHOLDING.

       (a) The Company shall have the right to require, prior to the delivery of any Shares or the payment of any cash pursuant to this Award, payment by the Executive of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. The Administrator may provide that the Executive may satisfy any such obligation by any of the following means: (i) a cash payment to the Company; (ii) withholding of whole Shares from the Shares otherwise to be distributed upon settlement and having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with this award, equal to the amount necessary to satisfy any such obligation; or (iii) any combination of (i) and (ii); provided, however, that the Administrator shall have sole discretion to disapprove of an election pursuant to any of the foregoing clauses (ii) and (iii). Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Executive.

       (b) Notwithstanding anything contained in this Agreement to the contrary, the Executive's satisfaction of any tax-withholding requirements imposed by the Administrator shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Shares to the Executive.

8.     TRANSFERABILITY.

       This Award is not transferable except as designated by the Executive by will or by the laws of descent and distribution or, subject to such procedures as the Administrator may establish, to or for the benefit of members of the Executive's family. Except to the extent permitted by the Administrator in the case of transfers to or for the benefit of members of the Executive's family, during the Executive's lifetime this award shall be settled only by the Executive or the Executive's legal representative. Except as permitted by the foregoing, this Award may not be sold transferred, assigned, pledged, hypothecated, voluntarily encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any sale, transfer, assignment, pledge, hypothecation, voluntary encumbrance or other disposition of this Award not permitted by the foregoing shall be wholly null and void.

9.     REPRESENTATIONS.

       The Shares, when and if issued, will be registered under the Securities Act and any applicable state securities laws, pursuant to an effective registration statement on Form S-8 (or any successor form). The Executive hereby represents and covenants that any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws.

10.    ADJUSTMENT OF STOCK UNITS.

       In the event of any change in the outstanding Shares by reason of any stock dividend, split, spin-off, recapitalization or other similar change, the terms and the number of any outstanding Stock Units shall be equitably adjusted by the Administrator in its discretion to the extent the Administrator determines that such adjustment is necessary to preserve the benefit of this Award for the Executive and the Company. In the event of any adjustment pursuant to this Section 10, the Administrator shall promptly deliver to the Executive a notice (i) setting forth in reasonable detail (A) the transactions and/or events that lead to the adjustment and (B) the method by which the adjustment was calculated or otherwise determined and (ii) specifying the adjustment made.

11.    ADMINISTRATION; PLAN GOVERNS.

       (a) This Award shall be administered by the Board or, if so determined by the Board, the Committee (the Board or Committee, as applicable, the "Administrator"). Notwithstanding the foregoing, except as otherwise determined by the Board, for any period during which the Company's Long-Term Incentive Plan is in effect, the Administrator hereunder shall be the "Administrator" under such plan (the "LTIP Administrator"), and the rules applicable to the LTIP Administrator's internal procedures shall apply.

       (b) From and after the date, if any, on which Shares are issued in respect of Stock Units, the terms of this Agreement shall be subject to the terms of the Long-Term Incentive Plan, a copy of which may be obtained by the Executive from the office of the Secretary of the Company.

12. AWARD CONFERS NO RIGHTS AS SHAREHOLDER. The Executive shall not be entitled to any privileges of ownership with respect to Shares subject to this Award unless and until such Shares are delivered upon a settlement of a Stock Unit and the Executive becomes a shareholder of record with respect to such delivered Shares; and the Executive shall not be considered a shareholder of the Company with respect to any such Shares not so purchased and delivered.

13.    NO RIGHTS TO CONTINUED EMPLOYMENT.

       In no event shall the granting of this Award or its acceptance by the Executive give or be deemed to give the Executive any rights to continued employment by the Company or any affiliate of the Company.

14.    DISPUTE RESOLUTION.

       Any controversy, dispute or claim arising out of or related to this Agreement shall be resolved by binding arbitration in accordance with the dispute resolution provisions of the Employment Agreement, after proceeding in accordance with any claims procedures adopted for purposes hereof.

15.    WAIVER OF RESPONSIBILITY.

       The Executive understands that the Company has assumed no responsibility for advising the Executive as to the tax consequences to the Executive of the grant of this Award. The Executive should consult with her individual tax advisor concerning the applicability of Federal, state and local tax laws to this Award and to her personal tax circumstances.

16.    NOTICES AND OTHER MISCELLANEOUS PROVISIONS.

       (a) CERTAIN PROCEDURAL TERMS. The provisions of Section 14(a) through 14(d) of the Employment Agreement as in effect when this Agreement is executed shall apply to this Agreement as if fully set forth herein, to the extent not inconsistent herewith, with references to the "Executive" being deemed to be references to the Executive and with references to the "Parties" being deemed to be references to the Executive and the Company.

       (b) DESIGNATION OF BENEFICIARY. If permitted by the Company, the Executive may file with the Administrator a written designation of one or more persons as such Executive's beneficiary or beneficiaries (both primary and contingent) in the event of the Executive's death.

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17.    COUNTERPARTS.

       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered by facsimile shall be valid and binding for all purposes.

       IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement, as of the date first above written.


                                       CATHERINE D. RICE



                                       -----------------------------------------



                                       ISTAR FINANCIAL INC.



                                       By:
                                           -------------------------------------